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                                                                    EXHIBIT 23.3

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                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in the Prospectuses constituting part of the Registration Statements on Form S-3 (Nos. 33-50708 and 33-51311) and Form S-4 (No. 33-57627) and to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-20387 and 33-17765-02) of Shawmut National Corporation of our report dated April 7, 1995 relating to the financial statements of the Business Finance Division of Barclays Business Credit, Inc., which appears in the Current Report on Form 8-K of Shawmut National Corporation dated April 13, 1995.

Price Waterhouse LLP
Hartford, Connecticut
April 13, 1995

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